UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant Section 240.14a-12

Diamond Management & Technology

Consultants, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement; if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Diamond Management & Technology Consultants, Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Diamond Management & Technology Consultants, Inc.

Commission File No.: 000-22125

DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.

Investor Call – Aug 24, 2010

Christian Sadlier, Director of Investor Relations

Thank you operator and good morning everyone.

This is Christian Sadlier, Director of Investor Relations for Diamond. With me today is Adam Gutstein, President & Chief Executive Officer and Karl Bupp, Chief Financial Officer.

During this call, we will make historical and forward-looking statements. Actual results may differ materially and any forward-looking statements speak only as of today’s date—August 24, 2010. We undertake no duty to update any forward-looking statement.

The risks and uncertainties associated with our business are highlighted in our filings with the SEC. In connection with the proposed transaction, Diamond will file a proxy statement, and other relevant materials with the SEC.

With that, I’ll turn the call over to Adam.

Adam Gutstein, President & CEO

Thanks Christian, and thank you all for joining us.

Today we’re pleased to announce a definitive merger agreement under which PricewaterhouseCoopers LLP will acquire all of the outstanding common shares of Diamond for 12 dollars and 50 cents per share. This is an all cash transaction and represents a premium of 31 percent to Diamond’s closing stock price of 9 dollars and 54 cents on August 23, 2010. The transaction values Diamond at 378 million dollars.

The boards of both companies have unanimously approved the transaction and it is expected to close in the fourth quarter of calendar year 2010, subject to customary closing conditions, including the approval of Diamond’s stockholders and antitrust clearance. Upon a successful closing of the merger, Diamond will join the PwC Advisory practice, which ranks among the largest providers of consulting services globally.

This merger is an attractive all cash opportunity for our stockholders, creates exciting prospects for our people, and will provide us new and enhanced capabilities to bring to our clients as we help to address their most critical challenges and important opportunities. There’s a clear strategic fit between PwC’s assets and aspirations and Diamond’s positioning. We have complementary cultures and very similar values driven by a shared commitment to the highest levels of client service, objectivity, innovation, and impact.

Along these lines, we expect this transaction will benefit our people as we build on our underlying core values and operating principles, the many client success stories, our industry and service line skills and experiences, while gaining global reach, scale and the associated resources, investment and brand. We expect that our people will have opportunities:

•	to continue to serve the world’s best clients on a global basis

•	to pursue additional and a broader set of high impact leadership roles on both the practice and operations side of the business

•	to benefit from PwC’s long term perspective, scale and ability to invest in the business, and

•	to participate in additional and diverse professional development opportunities

Taken together this should afford our people exceptional career prospects.

We expect this transaction will benefit our clients as well. Diamond’s unique service line capabilities and traditional industry vertical strengths are complemented by PwC’s own high quality advisory services. This will enable us to bring new perspectives, experience, and offerings to help our clients address their most critical challenges and pursue their most attractive opportunities. Clients will also benefit from PwC’s global scale, particularly their track record in investing in research, innovation, and the professional development of their people. That being said, our clients should expect to see the same high quality, high impact work they’ve come to know, expect and trust that Diamond will provide. We will continue to adhere to the highest levels of client service, objectivity, collaboration, and impact.

Before we transition to questions, I’d like to thank our shareholders for their confidence in Diamond, our clients for their support and our people for their talents and on-going dedication in making us the outstanding firm we are today. This is an exciting time in Diamond’s history and we look forward to the new opportunities ahead.

We’ll now open the lines for your questions.

NOTE: Operator will signal there is no more questions and then pass it over to Karl Bupp for closing legal remarks.

Karl Bupp, Chief Financial Officer

We would like to thank everyone for joining us today. Before we conclude the call, please note the following:

In connection with the proposed Merger and the required stockholder approval, Diamond intends to file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Diamond. DIAMOND’S STOCKHOLDERS ARE URGED

TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND DIAMOND. Investors and stockholders may obtain copies of these documents, when they are available, and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may also obtain, free of charge, copies of these documents filed with the SEC through the investor relations page on Diamond’s corporate website at www.diamondconsultants.com or by contacting us via mail at Diamond Management & Technology Consultants, Inc. Attention: Investor Relations at 875 N. Michigan Ave. Suite 3000, Chicago, Illinois, 60611.

Thank you again.

Participants in Solicitation

Diamond and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Diamond stockholders with respect to the proposed Merger. Information about Diamond’s executive officers and directors and their ownership of Diamond Common Stock is set forth in Diamond’s Annual Report on Form 10-K/A filed with the SEC on July 29, 2010. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Diamond and its executive officers and directors in the proposed Merger by reading the preliminary and definitive proxy statements regarding the proposed Merger, which will be filed by Diamond with the SEC. Copies of these documents may be obtained, free of charge, as described above.